Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Runway Growth Finance Corp. (the “Company”) on Form N-2 (File No. 333-284781) of our report dated March 20, 2025, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

March 27, 2025